Exhibit 99.1

Investors:

Lisa Ciota: (630) 824-1987

Media:

Steve Carlson: (630) 824-1783

SUNCOKE ENERGY PARTNERS, L.P. TO EXPAND COAL LOGISTICS BUSINESS

WITH ACQUISITION OF PREMIER GULF COAST COAL EXPORT HUB

Agrees to Purchase Convent Marine Terminal for $412 Million

LISLE, Ill. (July 21, 2015) – SunCoke Energy Partners, L.P. (NYSE: SXCP) has entered into an agreement with Raven Energy Holdings, LLC, an affiliate of The Cline Group, to acquire Convent Marine Terminal in Convent, La., for $412 million. This transaction is expected to close by September 1, 2015, subject to customary closing conditions and regulatory approvals.

This transaction will represent a material expansion of SXCP’s coal logistics business and mark our entry into export coal handling. Convent Marine Terminal is one of the largest export terminals on the U.S. Gulf Coast and provides strategic access to seaborne markets for coal and other industrial materials. Supporting low-cost Illinois Basin coal producers, the terminal has direct rail access and the current capability to transload 10 million tons of coal annually. The facility is supported by long-term contracts with volume commitments covering substantially all of its current capacity. A $100 million capital investment has modernized and increased efficiency at the facility and when augmented with an additional $20 million in pre-funded investment, will expand capacity to 15 million tons and strengthen the terminal’s competitive profile.

“This acquisition will represent a compelling strategic fit by adding a preeminent export asset to our coal logistics business,” said Fritz Henderson, Chairman and CEO of SunCoke Energy Partners, L.P. “We expect this transaction will be accretive from day one with consistent earnings and stable cash flows for SXCP, resulting in increased cash distributions to SXCP unitholders and higher incentive distribution payments to our general partner.”

“We are very pleased to enter into this strategic partnership with SunCoke Energy Partners and believe that Convent Marine Terminal will complement an already compelling business model,” said Christopher Cline, founder and owner of The Cline Group. “We are extremely proud of what the Convent team has accomplished over the past four years and I look forward to sharing in its future success as a substantial investor in SXCP.”

Transaction Highlights

SXCP expects the Convent Marine Terminal acquisition to:

•	Contribute an estimated $60 million to Adjusted EBITDA in 2016, implying a 6.9x transaction multiple on the terminal’s expected 2016 Adjusted EBITDA

•	Drive distributable cash flow per limited partner unit accretion of $0.17 - $0.22 in 2016, depending on final financing decisions

SunCoke Energy Partners, L.P.

Page | 2

•	Result in cash distributions per unit exceeding the 50 percent tier for incentive distribution rights after the transaction closes, delivering approximately $16 million in pre-tax incremental distributions to SunCoke Energy, Inc. (NYSE: SXC), our general partner, in 2016

Transaction Consideration

The total consideration of $412 million is expected to consist of:

•	$82.4 million of SXCP common limited partnership units issued to The Cline Group, subject to a lock-up period which vests in four ratable installments over a four-year period

•	$115.0 million of seller financing at competitive market terms

•	$214.6 million to be initially funded with cash and revolver, termed out as appropriate, to maintain our targeted 3.5x to 4.0x leverage range

In accordance with market conditions, SXCP expects to access the capital markets for long-term financing at a later date.

RELATED COMMUNICATIONS

SXCP will host an investor call to discuss the details of the transaction and other news on Tuesday, July 21, at 8:30 am ET (7:30 am CT). This conference call will be webcast live and archived for replay in the Investor Relations sections of www.sxcpartners.com and www.suncoke.com. Investors may participate on this call by dialing 1-800-446-2782 in the U.S. or 1-847-413-3235 if outside the U.S.; confirmation code 40130616.

UPCOMING EVENTS

We plan to participate in the following investor conferences:

•	Citi MLP/Midstream Infrastructure Conference, August 19-20, 2015, Las Vegas, NV

•	Deutsche Bank Leveraged Finance Conference, September 28-30, 2015, Scottsdale, AZ

ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures high-quality coke used in the blast furnace production of steel and provides coal handling services to the coke, steel and power industries. In our cokemaking business, we utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and have long-term take-or-pay coke contracts that pass through commodity and certain operating costs. Our coal handling terminals have the collective capacity to blend and transload more than 30 million tons of coal each year and are strategically located to reach key U.S. ports in the Gulf Coast, East Coast and Great Lakes. SXCP’s General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), which has more than 50 years of cokemaking experience serving the integrated steel industry. To learn more about SunCoke Energy Partners, L.P., visit our website at www.sxcpartners.com.

SunCoke Energy Partners, L.P.

Page | 3

DEFINITIONS

Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”) adjusted for sales discounts. Prior to the expiration of our nonconventional fuel tax credits in November 2013, EBITDA reflected sales discounts included as a reduction in sales and other operating revenue. The sales discounts represent the sharing with customers of a portion of nonconventional fuel tax credits, which reduce our income tax expense. However, we believe our Adjusted EBITDA would be inappropriately penalized if these discounts were treated as a reduction of EBITDA since they represent sharing of a tax benefit that is not included in EBITDA. Accordingly, in computing Adjusted EBITDA, we have added back these sales discounts. EBITDA and Adjusted EBITDA do not represent and should not be considered an alternative to net income, operating income or operating cash flow under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance of the Partnership’s net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, as they should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

Distributable Cash Flow equals Adjusted EBITDA less net cash paid for interest expense, ongoing capital expenditures, accruals for replacement capital expenditures and cash distributions to noncontrolling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of SXCP’s financial statements, such as industry analysts, investors, lenders and rating agencies use to assess:

•	SXCP’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis;

•	the ability of SXCP’s assets to generate sufficient cash flow to make distributions to SXCP’s unitholders;

•	SXCP’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that Distributable Cash Flow provides useful information to investors in assessing SXCP’s financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, our definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

SunCoke Energy Partners, L.P.

Page | 4

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.sxcpartners.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

###